Exhibit 99.1

THE FIRST OF LONG ISLAND CORPORATION

SHAREHOLDERS OF CONNECTONE BANCORP, INC. AND

THE FIRST OF LONG ISLAND CORPORATION

APPROVE PROPOSED MERGER

Englewood Cliffs, N.J. and Melville, N.Y., February 14, 2025 -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), and The First of Long Island Corporation (Nasdaq: FLIC) (“First of Long Island”), parent company of The First National Bank of Long Island, today announced that at separate special meetings the shareholders of both companies approved proposals relating to the pending merger of ConnectOne and First of Long Island. Closing of the transaction is expected to occur in the second quarter of 2025, subject to the receipt of regulatory approval and other customary closing conditions.

“We are pleased that shareholders demonstrated strong support for this compelling transaction,” commented Frank Sorrentino III, Chairman and Chief Executive Officer of ConnectOne. “Our integration teams have been working diligently to prepare for the combination, and we look forward to bringing together our two highly complementary cultures to create a truly premier New York-metro community bank.”

Upon completion of the transaction, the combined company will operate under the ConnectOne brand, and will have approximately $14 billion in total assets, $11 billion in total deposits, and $11 billion in total loans. The combination will establish ConnectOne as one of the top 5 banks on Long Island, in terms of deposit market share.

“We’re excited about the prospect of combining with ConnectOne, which presents attractive opportunities for our respective clients, employees, and investors,” said Chris Becker, CEO of First of Long Island. “We look forward to beginning this next chapter in our bank’s history.” As previously announced, Mr. Becker will become Vice Chairman of ConnectOne following the close of the transaction.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

About The First of Long Island Corporation

The First of Long Island Corporation (Nasdaq: FLIC) is the parent company of The First National Bank of Long Island, a local bank founded in 1927 in Glen Head, New York. Through its branch network branded as First National Bank LI, the Bank focuses on business and consumer needs on Long Island and in New York City. We offer a broad set of lending, deposit, investment, and digital products. First National Bank LI is known for its culture of delivering extraordinary service and a “Customer First” banking experience to small and middle market businesses, professional service firms, not-for-profits, municipalities and consumers. The Bank’s tagline “Go First, Go Far” communicates the benefits of its employees’ commitment to helping customers reach their financial goals. For more information about the Bank and Corporation visit fnbli.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: failure to consummate the merger for any reason, including the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company) or failure to satisfy any of the other closing conditions in a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against ConnectOne or FLIC; and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in ConnectOne’s and FLIC’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). Except as required by law, ConnectOne and FLIC do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

ConnectOne Investor Contact:

William S. Burns

Senior Executive VP & CFO

201.816.4474; bburns@cnob.com

First of Long Island Investor Contact:

Janet T. Verneuille

Senior Executive VP & CFO

516.671.4900 Ext. 7462; janet.verneuille@fnbli.com

Media Contact:

Mitchell Mevorah

MikeWorldWide

646.306.1965; mmevorah@mww.com